Exhibit99.1

CMS Energy Announces 2020 Results, Continues Long
Track Record of Strong EPS Growth and Raises 2021
Adjusted EPS Guidance

JACKSON, Mich., February 4, 2021 – CMS Energy announced today 2020 reported earnings per share of $2.64, compared to reported earnings per share of $2.39 for 2019. The company announced adjusted earnings per share of $2.67 for 2020, compared to $2.49 for 2019.

Financial Results and Outlook

2020 Results	Amount
Reported EPS	$2.64
Adjusted EPS	$2.67

2021 Updates	Amount
Adjusted EPS Guidance	$2.83 - $2.87*
Annual Dividend	$1.74 (+7%)

CMS Energy raised its guidance for 2021 adjusted earnings to $2.83 - $2.87* per share (*See below for important information about non-GAAP measures) reflecting continued strong growth of 6 to 8 percent, with a bias toward the midpoint.

“CMS Energy has delivered consistent industry-leading financial results for nearly two decades. That continued in 2020, and we are well positioned for success in 2021,” said Garrick Rochow, President and CEO of CMS Energy and Consumers Energy. “The company remains committed to lead the clean energy transition by bringing renewable energy and energy waste reduction opportunities to all of our customers. In 2020, we contributed more than $80 million to support our customers and the communities we serve during the pandemic, and we invested more than $700 million in gas, electric and renewable infrastructure to support our clean energy transition.”

CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business.

# # #

CMS Energy will hold a webcast to discuss its 2020 year-end results and provide a business and financial outlook on February 4 at 9:30 a.m. (EST). To participate in the webcast, go to CMS Energy’s homepage (cmsenergy.com) and select “Events and Presentations.”

Important information for investors about non-GAAP measures and other disclosures.

*This news release contains non-Generally Accepted Accounting Principles (non-GAAP) measures, such as adjusted earnings. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, regulatory items from prior years, or other items detailed in the attached summary financial statements. Management views adjusted earnings as a key measure of the company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the company uses adjusted earnings to measure and assess performance. Because the company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the company's reported earnings in future periods, the company is not providing reported earnings guidance nor is it providing a reconciliation for the comparable future period earnings. The company’s adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for the reported earnings. All references to net income refer to net income available to common stockholders and references to earnings per share are on a diluted basis.

This news release contains "forward-looking statements." The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy’s and Consumers Energy’s results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy's and Consumers Energy's Securities and Exchange Commission filings.

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

For more information on CMS Energy, please visit our website at cmsenergy.com.
To sign up for email alert notifications, please visit the Investor Relations section of our website.

Media Contacts: Katie Carey, 517/740-1739

Investment Analyst Contact: Travis Uphaus, 517/817-9241

CMS ENERGY CORPORATION
Consolidated Statements of Income
(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended		Twelve Months Ended
	12/31/20	12/31/19	12/31/20	12/31/19
Operating revenue	$1,798	$1,795	$6,680	$6,845

Operating expenses	1,446	1,484	5,318	5,606

Operating Income	352	311	1,362	1,239

Other income (expense)	(15)	28	84	109

Interest charges	140	134	561	519

Income Before Income Taxes	197	205	885	829

Income tax expense	35	37	133	147

Net Income	162	168	752	682

Income (loss) attributable to noncontrolling interests	4	1	(3)	2

Net Income Available to Common Stockholders	$158	$167	$755	$680

Basic Earnings Per Average Common Share	$0.55	$0.59	$2.65	$2.40
Diluted Earnings Per Average Common Share	0.55	0.58	2.64	2.39

CMS ENERGY CORPORATION
Summarized Consolidated Balance Sheets
(Unaudited)

	In Millions
	As of
	12/31/20	12/31/19
Assets
Current assets
Cash and cash equivalents	$168	$140
Restricted cash and cash equivalents	17	17
Other current assets	2,219	2,174
Total current assets	2,404	2,331
Non-current assets
Plant, property, and equipment	21,039	18,926
Other non-current assets	6,223	5,580
Total Assets	$29,666	$26,837

Liabilities and Equity
Current liabilities (1)	$1,568	$1,484
Non-current liabilities (1)	6,825	7,051
Capitalization
Debt, finance leases, and other financing (excluding securitization debt) (2)
Debt, finance leases, and other financing (excluding non-recourse and securitization debt)	12,083	10,518
Non-recourse debt	2,888	2,478
Total debt, finance leases, and other financing (excluding securitization debt)	14,971	12,996
Noncontrolling interests	581	37
Common stockholders' equity	5,496	5,018
Total capitalization (excluding securitization debt)	21,048	18,051
Securitization debt (2)	225	251
Total Liabilities and Equity	$29,666	$26,837

(1) Excludes debt, finance leases, and other financing.

(2) Includes current and non-current portions.

CMS ENERGY CORPORATION

Summarized Consolidated Statements of Cash Flows

(Unaudited)

	In Millions
	Twelve Months Ended
	12/31/20	12/31/19
Beginning of Period Cash and Cash Equivalents, Including Restricted Amounts	$157	$175

Net cash provided by operating activities (3)	1,276	1,790
Net cash used in investing activities	(2,867)	(2,816)
Cash flows from operating and investing activities	(1,591)	(1,026)
Net cash provided by financing activities	1,619	1,008

Total Cash Flows	$28	$(18)

End of Period Cash and Cash Equivalents, Including Restricted Amounts	$185	$157

(3) Includes the impact of $700 million of pension contributions in 2020.

CMS ENERGY CORPORATION
Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income
(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended			Twelve Months Ended
	12/31/20		12/31/19	12/31/20	12/31/19
Net Income Available to Common Stockholders	$158		$167	$755	$680
Reconciling items:
Other exclusions from adjusted earnings	2		36	13	37
Tax impact	(1)		(9)	(3)	(9)
Tax reform	-		-	(9)	-
Voluntary separation program	*		-	11	-
Tax impact	(*	)	-	(3)	-

Adjusted net income – non-GAAP	$159		$194	$764	$708

Average Common Shares Outstanding
Basic	285.7		283.0	285.0	283.0
Diluted	286.9		284.8	286.3	284.3

Basic Earnings Per Average Common Share
Reported net income per share	$0.55		$0.59	$2.65	$2.40
Reconciling items:
Other exclusions from adjusted earnings	0.01		0.13	0.04	0.13
Tax impact	(*	)	(0.03)	(0.01)	(0.03)
Tax reform	-		-	(0.03)	-
Voluntary separation program	*		-	0.04	-
Tax impact	(*	)	-	(0.01)	-

Adjusted net income per share – non-GAAP	$0.56		$0.69	$2.68	$2.50

Diluted Earnings Per Average Common Share
Reported net income per share	$0.55		$0.58	$2.64	$2.39
Reconciling items:
Other exclusions from adjusted earnings	0.01		0.13	0.04	0.13
Tax impact	(*	)	(0.03)	(0.01)	(0.03)
Tax reform	-		-	(0.03)	-
Voluntary separation program	*		-	0.04	-
Tax impact	(*	)	-	(0.01)	-

Adjusted net income per share – non-GAAP	$0.56		$0.68	$2.67	$2.49

* Less than $0.5 million or $0.01 per share.

Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors.  Internally, the Company uses adjusted earnings to measure and assess performance.  Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, regulatory items from prior years, or other items detailed in these summary financial statements.  Adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for reported earnings.